SPECIAL WARRANTY DEED
WITH LIMITED WARRANTY OF TITLE

STATE OF GEORGIA

COUNTY OF FULTON

BE IT KNOWN, that on this 10th day of January, 2012;

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the above County and State, and in the presence of the undersigned competent witnesses, personally came and appeared as Seller:

RED RIVER ASSOCIATES, L.P., a Georgia limited partnership,

whose address is 20 Mansell Court East, Suite 200, Roswell, Georgia 30076

(“Seller”)

who declared that for the price of Twenty Million Seven Hundred Ninety-Seven Thousand One Hundred Seventy-Five and 82/100 Dollars ($20,797,175.82) cash, in hand paid, receipt of which is hereby acknowledged, Seller does by these presents grant, bargain, sell, convey, transfer, set over and deliver, without any warranty of title whatsoever, either express or implied, other than to Seller’s own acts, and the acts of those claiming by, through or under Seller but not otherwise, but with full substitution and subrogation in and to all rights and actions of warranty which Seller has or may have against all preceding owners and vendors, together with all rights of prescription, whether acquisititive or liberative, to which Seller may be entitled, unto:

G&E HC REIT II SHREVEPORT SNF, LLC, a Delaware limited

liability company, whose address is c/o Grubb & Ellis Healthcare REIT II,

Inc., 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705,

Attn: Danny Prosky, President and COO (“Buyer”)

all of Seller’s right, title and interest in and to the property more particularly described on Exhibit “A” attached hereto and by reference made a part hereof (the “Property”).

The Property is sold, conveyed and accepted subject to only those matters set forth on Exhibit “B” attached hereto and by reference made a part hereof.

TO HAVE AND TO HOLD the Property unto Buyer, Buyer’s successors and assigns, forever.

All parties signing the within instrument, either as parties or as witnesses, have declared themselves to be of full legal capacity.

All agreements and stipulations, and all of the obligations herein assumed shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties.

The certificate of mortgages, required by Article 3364 of the Revised Civil Code of Louisiana, certificate of conveyances and tax certificate are dispensed with by the parties hereto. All taxes assessed against the property herein conveyed have been prorated as of the date of sale.

Thus done and signed at my office in Roswell, Georgia, on the date first hereinabove written, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

SELLER:

WITNESSES:	RED RIVER ASSOCIATES, L.P., a Georgia limited partnership
/s/ Philip M. Rees	By: /s/ James J. Andrews

Typed Name: Philip M. Rees	James J. Andrews, President

/s/ Lisa Strader

Typed Name: Lisa Strader

/s/ Joan Hudson

Notary Public
(SEAL)	My Commission Expires: 2/21/2014

787523